Exhibit 5.5

December 20, 2017

Spectrum Brands, Inc.

3001 Deming Way

Middleton, Wisconsin 53562

Registration Statement on Form S-1

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-1 (the “Registration Statement”) of Spectrum Brands, Inc., a Delaware corporation (the “Company”), each of the entities listed on Schedule I hereto (each a “Corporate Guarantor”) and each of the entities listed on Schedule II hereto (each an “LLC Guarantor,” and together with the Corporate Guarantors, the “Guarantors”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the offer and sale of the

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Company’s outstanding 6.625% Senior Notes due 2022 (the “2022 Notes”), its 6.125% Senior Notes due 2024 (the “2024 Notes”) and its 5.750% Senior Notes due 2025 (the “2025 Notes” and, collectively with the 2022 Notes and the 2024 Notes, the “Notes”) and guarantees of the Notes by the Guarantors (the “Guarantees”) in connection with ongoing market-making transactions in the Notes by and through affiliates of the Company.

The 2022 Notes have been issued by the Company in accordance with the terms of the indenture (the “2022 Notes Base Indenture”), dated as of November 16, 2012, by and between Spectrum Brands Escrow Corp. and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the supplemental indenture, dated as of December 17, 2012, among the Company, the guarantors party thereto and the Trustee, as further supplemented by the supplemental indenture, dated as of March 5, 2014, among the Company, the guarantors party thereto and the Trustee, as further supplemented by the supplemental indenture, dated as of October 16, 2014, among the Company, the guarantors party thereto and the Trustee, as further supplemented by the supplemental indenture, dated as of February 24, 2015, among the Company, the guarantors party thereto and the Trustee, as further supplemented by the supplemental indenture, dated as of June 23, 2015, among the Company, the guarantors party thereto and the Trustee, and as further supplemented by the supplemental indenture, dated as of December 20, 2017, among the Company, the guarantors party thereto and the Trustee (together, the “2022 Notes Supplemental Indentures” and, together with the 2022 Notes Base Indenture, the “2022 Notes Indenture”).

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The 2024 Notes have been issued by the Company in accordance with the terms of the indenture (the “2024 Notes Base Indenture”), dated as of December 4, 2014, among the Company, the guarantors party thereto and the Trustee, as trustee, as supplemented by the supplemental indenture, dated as of February 24, 2015, among the Company, the guarantors party thereto and the Trustee, as further supplemented by the supplemental indenture, dated as of June 23, 2015, among the Company, the guarantors party thereto and the Trustee, and as further supplemented by the supplemental indenture, dated as December 20, 2017, among the Company, the guarantors party thereto and the Trustee (together, the “2024 Notes Supplemental Indentures” and, together with the 2024 Notes Base Indenture, the “2024 Notes Indenture”).

The 2025 Notes have been issued by the Company in accordance with the terms of the indenture (the “2025 Notes Base Indenture”), dated as of May 20, 2015, among the Company, the guarantors party thereto and the Trustee, as trustee, as supplemented by the supplemental indenture, dated as of June 23, 2015, among the Company, the guarantors party thereto and the Trustee, and as further supplemented by the supplemental indenture, dated as December 20, 2017, among the Company, the guarantors party thereto and the Trustee (the “2025 Notes Supplemental Indenture” and, together with the 2025 Notes Base Indenture, the “2025 Notes Indenture”). The 2022 Notes Indenture, the 2024 Notes Indenture and the 2025 Notes Indenture are collectively referred to herein as the “Indentures.”

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In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. the Registration Statement (including the preliminary prospectus included therein);

2. the 2022 Notes Base Indenture (including as exhibits thereto the form of 2022 Note) and the 2022 Notes Supplemental Indentures;

3. the 2022 Notes;

4. the 2024 Notes Base Indenture (including as an exhibit thereto the form of 2024 Note) and the 2024 Notes Supplemental Indentures;

5. the 2024 Notes;

6. the 2025 Notes Base Indenture (including as an exhibit thereto the form of 2025 Note) and the 2025 Notes Supplemental Indenture; and

7. the 2025 Notes.

In addition, we have examined: (i) such corporate records of the Company and each Corporate Guarantor that we have considered appropriate, including a copy of the certificate of incorporation, as amended, and by-laws, as amended, of the Company and each Corporate Guarantor, certified by the Company and each such Corporate Guarantor, respectively, as in effect on the date of this letter, and copies of resolutions of the board of directors of the Company and the Corporate Guarantors, relating to the issuance of the Notes and the Guarantees, respectively, certified by the Company and each such Corporate Guarantor, respectively, as in effect on the date of this letter;

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(ii) such limited liability company records of each LLC Guarantor that we have considered appropriate, including the certificate of formation and operating agreement of each LLC Guarantor certified by each such LLC Guarantor, respectively, as in effect on the date of this letter and copies of the resolutions of the direct or indirect manager or sole or managing member of each LLC Guarantor, relating to the issuance of the Guarantees, certified by each such LLC Guarantor, respectively, as in effect on the date of this letter; and (iii) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon oral and written statements of officers and representatives of the Company, the representations and warranties of the Company and the Guarantors made in the Documents as to factual matters and upon certificates of public officials and the officers of the Company and the Guarantors.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all such latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

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Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1. The Notes constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforceability of the Notes may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

2. The Guarantees with respect to the Notes constitute legal, valid and binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, except that enforceability of such Guarantees may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

The opinions expressed above are limited to the laws of the State of New York. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

Schedule I

Corporate Guarantors

Name	State or Other Jurisdiction of Incorporation or Organization
Shaser, Inc.	Delaware
Alaska Merger Acquisition Corp.	Delaware
Spectrum Brands Pet Group Inc.	Delaware

Schedule II

LLC Guarantors

Name	State or Other Jurisdiction of Incorporation or Organization
GLOFISH LLC	Delaware
PETMATRIX LLC	New York